Exhibit 99.3

NOTICE OF REDEMPTION

To the Holders of All Outstanding

Floating Rate Convertible Senior Debentures due 2033

of

LOCKHEED MARTIN CORPORATION

CUSIP Nos. 539 830 AN9 and 539 830 AP4

June 27, 2008

To:	The Holders of Floating Rate Convertible Senior Debentures due 2033 of Lockheed Martin Corporation

You are hereby notified that all of the outstanding Floating Rate Convertible Senior Debentures due 2033 (the “Securities”), issued by Lockheed Martin Corporation, a Maryland corporation (the “Company”), under the Indenture dated as of August 13, 2003, as amended by the First Supplemental Indenture dated as of December 6, 2004, by and between the Company and The Bank of New York, a New York banking corporation (the “Trustee”) (as supplemented, the “Indenture”), are hereby called for redemption pursuant to Section 10.01 of the Indenture.

The redemption date is August 15, 2008 (the “Redemption Date”). Each $1,000 in Original Principal Amount of the Securities shall be redeemed at a price of $1,000 (the “Redemption Price”), which amount constitutes the Accreted Principal Amount of the Securities as of the Redemption Date. Since the Redemption Date is an Interest Payment Date in respect of the Securities, in accordance with Section 10.01 of the Indenture, the accrued and unpaid interest shall be paid to the holders of record of the Securities as of the applicable Regular Record Date and will not be paid to holders presenting the Securities for redemption. No Contingent Interest or Additional Interest is due and payable.

Unless the Company defaults in making payment of the Redemption Price, interest on the Securities will cease to accrue on and after the Redemption Date.

The Trustee will act as Paying Agent for the redemption of the Securities and is acting as Conversion Agent for the conversion of the Securities.

The Securities must be surrendered to the Paying Agent to collect the Redemption Price. The Securities shall be surrendered for payment to, and the Redemption Price shall be payable at, the office of the Paying Agent (the “Place of Payment”), which is located at the following address:

The Bank of New York

Global Corporate Trust

111 Sanders Creek Parkway

East Syracuse, NY 13057

Attn: Corporate Trust Administration

Notice of Redemption

Lockheed Martin Corporation

Floating Rate Convertible Senior Debentures due 2033

June 27, 2008

In accordance with the terms of the Indenture, the Securities may be converted at any time prior to 5:00 p.m., New York time, on August 14, 2008, which is the close of business on the business day immediately preceding the Redemption Date. Holders who want to convert Securities must satisfy the requirements for conversion set forth in the applicable provisions of the Indenture and the Securities. The Conversion Rate, as adjusted to the date of this Notice, is 13.7998 shares of Common Stock per $1,000 Original Principal Amount of the Securities. The Securities may be surrendered for conversion to the Conversion Agent at the Place of Payment. Under the terms of the Indenture, the Company is required to pay cash in lieu of Common Stock for the Accreted Principal Amount of the Securities. The Company intends to satisfy its Conversion Obligation in excess of the Accreted Principal Amount of the Securities in shares of Common Stock. Upon conversion, the Company will deliver cash in lieu of any fractional share of Common Stock, computed as set forth in Section 11.04 of the Indenture.

To convert Securities held in global form through the book-entry transfer system of The Depository Trust Company (“DTC”), holders of Securities must complete the appropriate instruction form for conversion pursuant to DTC’s book-entry conversions program, deliver by book-entry delivery an interest in such Security in global form and follow such other directions as instructed by DTC.

CAUTION: ANY SECURITIES THAT HAVE NOT BEEN DELIVERED TO THE CONVERSION AGENT AS OF 5:00 P.M., NEW YORK TIME, ON AUGUST 14, 2008, NO LONGER WILL BE ELIGIBLE FOR CONVERSION AND WILL BE REDEEMED AT THE REDEMPTION PRICE OF $1,000 FOR EACH $1,000 IN PRINCIPAL AMOUNT ON THE REDEMPTION DATE.

GENERAL INFORMATION

Capitalized terms used in this Notice and not defined herein, are used as defined in the Indenture. This notice is being sent pursuant to the provisions of Section 10.03 of the Indenture and pursuant to the Securities. Questions in connection with conversion or redemption of the Securities may be directed to The Bank of New York, the Trustee, Paying Agent and Conversion Agent for the Securities, at (212) 298-1915, Attn: Evangeline Gonzales, or to the Company’s Investor Relations Department at (301) 897-6584.

ON BEHALF OF LOCKHEED MARTIN CORPORATION THE BANK OF NEW YORK, as Trustee